Exhibit 99.1

Dayforce Reports Fourth Quarter and Full Year 2024 Results1

Dayforce® recurring revenue of $347.9 million, up 19% year-over-year in the fourth quarter

Total revenue of $465.2 million, up 16% year-over-year in the fourth quarter

Full year 2024 net cash provided by operating activities of $281.1 million, up 28%

Annual Dayforce gross revenue retention rate of 98%

Minneapolis, MN and Toronto, ON, February 5, 2025 - Dayforce, Inc. ("Dayforce" or the "Company") (NYSE:DAY) (TSX:DAY), a global leader in human capital management ("HCM") technology, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2024.

"2024 was a year of outstanding progress and innovation for Dayforce. We launched the Dayforce brand, maintained our product positioning as leaders in HCM, and drove significant innovation to help our customers achieve their best work,” said David Ossip, Chair and CEO of Dayforce. "We are optimistic about 2025 as current and prospective customers continue to recognize the value the Dayforce platform provides as they streamline HCM processes and navigate compliance complexities.”

“The fourth quarter of 2024 was the strongest sales quarter in our history – helping us close out a successful year with robust growth across both new business and add-on sales,” said Stephen Holdridge, President and COO of Dayforce. “We saw a healthy mix of enterprise, major-market, and global sales on top of annual gross retention rate of 98% – another company record. This momentum, alongside the strength of our sales pipeline, gives us great confidence in our right to continue winning in 2025.”

“Looking out to 2025, we plan to continue executing on the vision laid out during our November investor day, operating the business for optimal cash generation while maintaining our pace of innovation and high levels of customer success,” said Jeremy Johnson, CFO of Dayforce. “I’m pleased that we are starting the year with demonstrable progress toward our profitability goals, raising our 2025 Adjusted EBITDA guidance 100 basis points to 32%.”

Financial Highlights for the Fourth Quarter 20241

•
Total revenue was $465.2 million, an increase of 16.4%, or 17.0% on a constant currency basis.
•
Dayforce recurring revenue was $347.9 million, an increase of 19.1%, or 19.5% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $307.6 million, an increase of 20.0%, or 20.4% on a constant currency basis.
•
Cloud recurring gross margin was 80.0%, compared to 77.0%, an increase of 3.0 percentage points. Adjusted Cloud recurring gross margin was 80.4%, compared to 78.1%, an increase of 2.3 percentage points.
•
Operating profit was $28.5 million, compared to $38.8 million. Adjusted operating profit was $103.3 million, compared to $78.9 million.
•
Net income was $10.8 million, compared to $45.6 million. Adjusted net income was $97.1 million, compared to $80.3 million.
•
Adjusted EBITDA was $129.2 million, compared to $99.2 million. Adjusted EBITDA margin was 27.8%, compared to 24.8%, an increase of 3.0 percentage points.
•
Diluted net income per share was $0.07, compared to $0.29. Adjusted diluted net income per share was $0.60, compared to $0.50.

1 | Q4 2024 Earnings Release

Financial Highlights for the Full Year 20241

•
Total revenue was $1,760.0 million, an increase of 16.3%, or 16.7% on a constant currency basis.
•
Dayforce recurring revenue was $1,339.9 million, an increase of 20.6%, or 20.8% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $1,159.7 million, an increase of 20.4%, or 20.7% on a constant currency basis.
•
Cloud annualized recurring revenue ("ARR") was $1,474.1 million, an increase of 17.9%, or $223.5 million.2
•
Cloud recurring gross margin was 78.9%, compared to 77.0%, an increase of 1.9 percentage points. Adjusted Cloud recurring gross margin was 79.8%, compared to 78.3%, an increase of 1.5 percentage points.
•
Operating profit was $104.1 million, compared to $133.1 million. Adjusted operating profit was $410.5 million, compared to $339.8 million.
•
Annual Dayforce gross revenue retention rate was 98.0% for the full year of 2024, compared to 97.1%.2
•
Net income was $18.1 million, compared to $54.8 million. Adjusted net income was $315.8 million, compared to $238.7 million.
•
Adjusted EBITDA was $501.5 million, compared to $410.2 million. Adjusted EBITDA margin was 28.5%, compared to 27.1%, an increase of 1.4 percentage points.
•
Diluted net income per share was $0.11, compared to $0.35. Adjusted diluted net income per share was $1.97, compared to $1.51.
•
Net cash provided by operating activities was $281.1 million, compared to $219.5 million.
•
Free cash flow was $171.5 million, compared to $105.1 million. Free cash flow margin was 9.7%, compared to 6.9%, an increase of 2.8 percentage points.
•
Cash and equivalents were $579.7 million, compared to $570.3 million.

Supplemental Detail

•
7.62 million global employees were live on the Dayforce platform as of December 31, 2024, up 11.4% compared to 6.84 million global employees as of December 31, 2023.3
•
6,876 customers were live on the Dayforce platform as of December 31, 2024, an increase of 146 customers since September 30, 2024 and an increase of 483 customers since December 31, 2023, or 7.6% year-over-year.3
•
Dayforce recurring revenue per customer was $163,101 for the trailing twelve months ended December 31, 2024, an increase of 11.1%.4
•
The average float balance for Dayforce's customer funds during the quarter was $4.68 billion and the average yield on Dayforce's float balance was 3.8%, a decrease of 10 basis points year-over-year. Float revenue from invested customer funds was $45.1 million for the three months ended December 31, 2024.
•
The average U.S. dollar to Canadian dollar foreign exchange rate was $1.40 for the three months ended December 31, 2024, compared to $1.36 for the three months ended December 31, 2023. Dayforce presents percentage change in revenue on a constant currency basis in order to exclude the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Percentage change in revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

2 | Q4 2024 Earnings Release

1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars and in accordance with accounting principles generally accepted in the U.S. ("GAAP"), unless otherwise stated.

2 Excluding Ascender and eloomi.

3 Excluding Ascender, ADAM HCM, and eloomi.

4 Excluding float revenue, Ascender, ADAM HCM, and eloomi revenue, and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of percentage change in revenue on a constant currency basis.

Business Highlights

•
The Company launched its first mass advertising campaign across the U.S. after uniting its global brand as Dayforce.
•
Dayforce announced the launch of the Dayforce Partner Network to create growth opportunities and provide an exceptional experience for customers.
•
Dayforce was named a Leader in the IDC MarketScape - Worldwide Cloud-Enabled Human Capital Management 2024 Vendor Assessment and a Leader in the Nucleus Research Full Suite Talent Acquisition Technology Value Matrix 2024.
•
Dayforce won the gold medal and was named a Leader in Software Reviews Data Quadrant Awards for both HCM Enterprise Software and WFM Enterprise Software and was recognized by Constellation Research for excellence in Workforce Management Suites, HCM Suites with a North American Focus, Global HCM Suites, and Payroll for North American SMBs.
•
For the second consecutive year, Dayforce was named by Newsweek magazine and the Best Practice Institute as one of the Top 100 Most Loved Workplaces in America, made Computerworld’s list of Best Places to Work in IT, and earned a place on the United Kingdom's ("U.K.") Most Loved Workplace list.
•
Dayforce achieved record attendance at Dayforce Discover 2024, its annual customer conference in Las Vegas, where it welcomed its global community of customers, prospective customers, partners, and industry disruptors.

Sales Highlights

•
A large member-owned retail cooperative selected the full Dayforce suite to support all 66,000 employees at 362 stores across nine states in the U.S.
•
A large global manufacturer and distributor of paints and coatings supporting 60,000 employees has expanded its partnership with Dayforce Payroll and Workforce Management for its regions beyond the U.S.
•
A global air services provider with over 48,000 employees across 35 countries has expanded its partnership with Dayforce to its U.S. operations. The company, which employs 3,200 in the U.S., has purchased the full suite of Dayforce products, including Managed Payroll.
•
A space exploration company selected Dayforce Payroll and Time and Attendance to support its 18,000 employees.
•
A global manufacturer of construction equipment selected Dayforce for Managed Payroll and Time and Attendance, supporting 6,500 employees and 500 pensioners globally.
•
A large Indigenous organization in the U.S. selected the full Dayforce suite to support 5,000 employees across Arizona, New Mexico, Utah, and Colorado.
•
A specialty food distributor with 5,000 employees across the U.S. and Canada has expanded its Dayforce partnership to include Advanced Experience Hub, Succession Planning, Co-Pilot, Career Explorer, Engagement, and Talent Acquisition Management.
•
A global beverage company has expanded its partnership with Dayforce choosing Time and Managed Payroll, to support 3,100 employees across the United States and Canada.
•
A global leader specializing in radiation detection, measurement, and monitoring solutions opted for the full Dayforce HCM suite to support its 3,000 employees globally.

3 | Q4 2024 Earnings Release

Customer Highlights

•
A global aviation services provider with over 55,000 employees across 36 countries has successfully gone live with Dayforce HR and Payroll for 8,000 employees in the U.K. and plans to continue its global rollout of the platform.
•
A leading American entertainment company with 23,000 employees successfully launched Dayforce Talent – Performance, Learning, Compensation, and Succession Planning – across its U.S. operations.
•
A leading U.K. contract catering and support services provider successfully implemented Dayforce HR and Payroll for its 10,500 employees.
•
A large public sector organization in North Carolina has gone live with Dayforce HR, Payroll, Benefits, Time, and People Analytics to support 8,000 employees.
•
A U.S gaming and digital entertainment company has successfully gone live with Dayforce HR, Payroll, Time and People Analytics, supporting 5,800 employees across the U.S. and Canada.
•
A global cybersecurity company has gone live with Dayforce HR, Payroll, and Time and Attendance, supporting 2,900 employees across the U.S.
•
A leading U.S. based commercial real estate company has successfully implemented Dayforce, using HR, Managed Payroll, Managed Benefits, Time and Talent to support its 2,650 employees.

Product Roadmap Highlights

In the fourth quarter, Dayforce continued to set a new standard for the HCM industry by bringing product capabilities to market to help organizations invest in their people and push their businesses forward.

•
900+ compliance updates in 2024 further strengthen the company’s industry-leading position in compliance by addressing taxes, workers’ compensation, garnishments, dependent care, and multiple state and city rate changes.
•
New intelligence capabilities across the Dayforce suite will help customers simplify and accelerate business processes including:
o
Dayforce Co-Pilot, made generally available to all customers in Q4, optimizes people operations by enabling a more informed, empowered, and productive workforce through a powerful GenAI assistant that is personalized to answer contextual questions, summarize data, and provide step-by-step guidance.
o
Dayforce Artificial Intelligence ("AI") Agents, announced at Dayforce Discover, will help customers accelerate workflows, efficiencies, and decision-making by automating repetitive tasks across the employee lifecycle.
o
AI-enhanced Dayforce Demand Forecasting, a new capability, better predicts demand and labor needs by delivering AI-enhanced insights through machine learning algorithms to help organizations plan more effectively.
o
Dayforce Workforce Insights, a new feature, provides critical workforce insights and serves as a one-stop shop for people leaders.
•
Dayforce Shift Marketplace supercharges staffing mobility by enabling workers to search for, select, and fill open shifts, right from their mobile device. Shift Marketplace provides workers with the up-front information required to understand their role, work, and compensation.
•
Dayforce Talent enhancements elevate the experience for talent acquisition professionals by enabling them to hire at scale, reduce complexities in recruitment, and view qualified candidates quickly and efficiently.
•
Dayforce Wallet updates include new direct-to-bank functionality with the option to continue to access available pay using Dayforce Wallet or to choose to send pay directly to another personal bank account and expanded access to on-demand pay using Dayforce Mobile.

4 | Q4 2024 Earnings Release

Business Outlook

Based on information available as of February 5, 2025, Dayforce is issuing the following guidance for the full year and first quarter of 2025 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

First Quarter 2025 Guidance

•
Total revenue, excluding float, of $421 million to $427 million, an increase of approximately 13.5% to 15% on a GAAP basis, or approximately 15.5% to 17% on a constant currency basis.
•
Float revenue of $53 million.
•
Adjusted EBITDA margin of 31% to 32%.

Full Year 2025 Guidance

•
Total revenue, excluding float, of $1,745 million to $1,760 million, an increase of approximately 11.9% to 12.8% on a GAAP basis, or approximately 14% to 15% on a constant currency basis.
•
Dayforce recurring revenue, excluding float, of $1,315 million to $1,340 million, an increase of approximately 13.4% to 15.5% on a GAAP basis, or approximately 15% to 17% on a constant currency basis.
•
Float revenue of $180 million.
•
Adjusted EBITDA margin of 32%.
•
Free cash flow margin of 12%.

Please refer to the "Reconciliation of GAAP to Non-GAAP Financial Measures" section for a reconciliation of Dayforce's free cash flow margin guidance. Dayforce has not reconciled the Adjusted EBITDA margin ranges for the first quarter or full year of 2025 to the directly comparable GAAP financial measures because applicable information for the future period, on which these reconciliations would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

For the first quarter and full year of 2025, Dayforce's guidance assumes an average U.S. dollar to key foreign currencies as follows:

	% of 2024 total revenue	Foreign exchange rate assumed in guidance	Foreign exchange rate in Q1 2024	Foreign exchange rate in FY 2024
U.S. dollar to Canadian dollar	21%	1.44	1.35	1.37
U.S. dollar to Australian dollar	4%	1.61	1.52	1.52
U.S. dollar to Great British pound	3%	0.81	0.79	0.78

Conference Call Details

Dayforce will host a live webcast and conference call to discuss the fourth quarter and full year 2024 earnings at 8:00 a.m. Eastern Time on February 5, 2025. Those wishing to participate via the webcast should access the call through the Investor Relations section of the Dayforce website. Those wishing to participate via the telephone may dial in at 877-497-9071 (USA) or 201-689-8727 (International). The webcast replay will be available through the Investor Relations section of the Dayforce website.

5 | Q4 2024 Earnings Release

About Dayforce

Dayforce makes work life better. Everything we do as a global leader in HCM technology is focused on improving work for thousands of customers and millions of employees around the world. Our single, global people platform for HR, Pay, Time, Talent, and Analytics equips Dayforce customers to unlock their full workforce potential and operate with confidence. To learn how Dayforce helps create quantifiable value for organizations of all sizes and industries, visit dayforce.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Dayforce's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the full year and first quarter of 2025, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” "assume", “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Dayforce has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Dayforce’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to maintain its high Cloud solutions growth rate, manage its domestic and international growth effectively, or execute on its growth strategy;
•
the impact of disruptions to the movement of funds to initiate payroll-related transactions on behalf of customers;
•
its failure to manage its aging technical operations infrastructure;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to comply with applicable privacy, data protection, information security, and financial services laws, regulations and standards;
•
its inability to successfully compete in the markets in which Dayforce operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
its failure to provide new or enhanced functionality and features, including those that may involve artificial intelligence or machine learning;
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its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
•
its inability to offer and deliver high-quality technical support, implementation, and professional services;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock;
•
its ability to maintain effective internal control over financial reporting, and the effect of the existing material weakness in its internal control over financial reporting on its business, financial condition, and results of operations; or
•
the impact of adverse economic and market conditions on its business, operating results, or financial condition.

6 | Q4 2024 Earnings Release

Although Dayforce has attempted to identify important risk factors, additional factors or events that could cause Dayforce’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Dayforce to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Dayforce’s assumptions prove incorrect, its actual financial condition, results of operations, future performance, and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Dayforce’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically U.S. dollar to Canadian dollar, remain stable at, or near, current rates; Dayforce will be able to maintain its relationships with its employees, customers, and partners; Dayforce will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Dayforce. Any forward-looking statement made by Dayforce in this press release speaks only as of the date on which it is made. Dayforce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

7 | Q4 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2024	2023
(In millions, except per share data)
Assets
Current assets:
Cash and equivalents	$579.7	$570.3
Restricted cash	—	0.8
Trade and other receivables, net	264.8	228.8
Prepaid expenses and other current assets	137.5	126.7
Total current assets before customer funds	982.0	926.6
Customer funds	5,001.5	5,028.6
Total current assets	5,983.5	5,955.2
Right of use lease assets, net	12.3	19.1
Property, plant, and equipment, net	223.7	210.1
Goodwill	2,336.7	2,293.9
Other intangible assets, net	189.2	230.2
Deferred sales commissions	231.8	192.1
Other assets	139.8	110.3
Total assets	$9,117.0	$9,010.9

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$7.3	$7.6
Current portion of long-term lease liabilities	5.7	7.0
Accounts payable	77.0	66.7
Deferred revenue	42.3	40.2
Employee compensation and benefits	126.8	92.9
Other accrued expenses	31.5	30.4
Total current liabilities before customer funds obligations	290.6	244.8
Customer funds obligations	5,024.2	5,090.1
Total current liabilities	5,314.8	5,334.9
Long-term debt, less current portion	1,209.1	1,210.1
Employee benefit plans	5.9	27.7
Long-term lease liabilities, less current portion	10.8	18.9
Other liabilities	30.1	21.1
Total liabilities	6,570.7	6,612.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500.0 shares authorized, 159.0 and 156.3 shares issued and outstanding, respectively	1.6	1.6
Additional paid in capital	3,363.2	3,151.1
Accumulated deficit	(335.8)	(317.8)
Accumulated other comprehensive loss	(482.7)	(436.7)
Total stockholders’ equity	2,546.3	2,398.2
Total liabilities and stockholders' equity	$9,117.0	$9,010.9

8 | Q4 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(In millions, except per share data)
Revenue:
Recurring	$393.7	$339.1	$1,517.3	$1,297.3
Professional services and other	71.5	60.6	242.7	216.4
Total revenue	465.2	399.7	1,760.0	1,513.7
Cost of revenue:
Recurring	87.6	85.5	352.7	324.9
Professional services and other	80.2	68.6	291.0	265.6
Product development and management	57.0	56.4	223.8	209.9
Depreciation and amortization	21.8	19.4	80.4	66.8
Total cost of revenue	246.6	229.9	947.9	867.2
Gross profit	218.6	169.8	812.1	646.5
Selling and marketing	93.5	72.7	342.0	250.2
General and administrative	96.6	58.3	366.0	263.2
Operating profit	28.5	38.8	104.1	133.1
Interest expense, net	7.4	8.9	40.6	36.1
Other expense (income), net	20.2	(5.6)	25.9	1.0
Income before income taxes	0.9	35.5	37.6	96.0
Income tax (benefit) expense	(9.9)	(10.1)	19.5	41.2
Net income	$10.8	$45.6	$18.1	$54.8
Net income per share:
Basic	$0.07	$0.29	$0.11	$0.35
Diluted	$0.07	$0.29	$0.11	$0.35
Weighted average shares outstanding:
Basic	158.3	156.2	157.8	155.3
Diluted	161.8	159.2	160.4	158.5

9 | Q4 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2024	2023
(In millions)
Cash flows from operating activities
Net income	$18.1	$54.8
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) expense	(34.1)	4.1
Depreciation and amortization	209.8	132.5
Amortization of debt issuance costs and debt discount	4.2	4.4
Loss on debt extinguishment	4.3	—
Provision for doubtful accounts	10.1	5.4
Net periodic pension and postretirement cost	10.1	1.1
Share-based compensation expense	155.5	136.7
Change in fair value of contingent consideration	9.0	4.3
Other	0.1	1.0
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade and other receivables	(48.0)	(48.3)
Prepaid expenses and other current assets	(3.3)	(22.1)
Deferred sales commissions	(43.9)	(39.5)
Accounts payable and other accrued expenses	15.7	9.3
Deferred revenue	(4.4)	(1.3)
Employee compensation and benefits	12.8	(7.5)
Accrued taxes	(3.6)	(4.7)
Payment of contingent consideration	(20.9)	—
Other assets and liabilities	(10.4)	(10.7)
Net cash provided by operating activities	281.1	219.5

Cash flows from investing activities
Purchases of customer funds marketable securities	(541.1)	(528.1)
Proceeds from sale and maturity of customer funds marketable securities	353.4	445.5
Purchases of marketable securities	(16.2)	(6.8)
Proceeds from sale and maturity of marketable securities	14.7	2.0
Expenditures for property, plant, and equipment	(14.3)	(19.0)
Expenditures for software and technology	(95.3)	(95.4)
Acquisition costs, net of cash acquired	(173.1)	—
Other	—	(1.0)
Net cash used in investing activities	(471.9)	(202.8)

Cash flows from financing activities
Increase in customer funds obligations, net	51.8	200.9
Proceeds from issuance of common stock under share-based compensation plans	56.6	49.0
Repurchases of common stock	(36.1)	—
Proceeds from debt issuance	650.0	—
Repayment of long-term debt obligations	(648.3)	(7.9)
Payment of debt refinancing costs	(11.4)	—
Payment of contingent consideration	(3.0)	—
Net cash provided by financing activities	59.6	242.0

Effect of exchange rate changes on cash, restricted cash, and equivalents	(36.3)	11.5
Net (decrease) increase in cash, restricted cash, and equivalents	(167.5)	270.2
Cash, restricted cash, and equivalents at beginning of period	3,421.4	3,151.2
Cash, restricted cash, and equivalents at end of period	$3,253.9	$3,421.4

Reconciliation of cash, restricted cash, and equivalents to the consolidated balance sheets
Cash and equivalents	$579.7	$570.3
Restricted cash	—	0.8
Restricted cash and equivalents included in customer funds	2,674.2	2,850.3
Total cash, restricted cash, and equivalents	$3,253.9	$3,421.4

Supplemental cash flow information
Cash paid for interest	$45.3	$52.4
Cash paid for income taxes	56.4	43.0
Cash received from income tax refunds	0.8	0.6

10 | Q4 2024 Earnings Release

Dayforce, Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended December 31,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2024	2023	2024 vs. 2023		2024 vs. 2023
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$307.6	$256.4	20.0%	(0.4)%	20.4%
Dayforce float	40.3	35.7	12.9%	(0.5)%	13.4%
Total Dayforce recurring	347.9	292.1	19.1%	(0.4)%	19.5%
Powerpay recurring, excluding float	23.1	23.1	(—)%	(2.6)%	2.6%
Powerpay float	4.4	5.0	(12.0)%	(4.0)%	(8.0)%
Total Powerpay recurring	27.5	28.1	(2.1)%	(2.8)%	0.7%
Total Cloud recurring	375.4	320.2	17.2%	(0.7)%	17.9%
Other recurring (b)	18.3	18.9	(3.2)%	0.5%	(3.7)%
Total recurring revenue	393.7	339.1	16.1%	(0.6)%	16.7%
Professional services and other (c)	71.5	60.6	18.0%	(0.8)%	18.8%
Total revenue	$465.2	$399.7	16.4%	(0.6)%	17.0%
a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Float attributable to Other recurring was $0.4 million and $0.5 million for the three months ended December 31, 2024, and 2023, respectively.
c)
For the three months ended December 31, 2024, Professional services and other consisted of $69.4 million, $1.9 million, $0.2 million associated with Dayforce, Other, and Powerpay, respectively. For the three months ended December 31, 2023, Professional services and other consisted of $57.6 million, $2.7 million, and $0.3 million associated with Dayforce, Other, and Powerpay, respectively.

11 | Q4 2024 Earnings Release

	Year Ended December 31,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2024	2023	2024 vs. 2023		2024 vs. 2023
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$1,159.7	$962.9	20.4%	(0.3)%	20.7%
Dayforce float	180.2	148.2	21.6%	(0.3)%	21.9%
Total Dayforce recurring	1,339.9	1,111.1	20.6%	(0.2)%	20.8%
Powerpay recurring, excluding float	83.7	81.9	2.2%	(1.6)%	3.8%
Powerpay float	18.8	18.4	2.2%	(1.6)%	3.8%
Total Powerpay recurring	102.5	100.3	2.2%	(1.6)%	3.8%
Total Cloud recurring	1,442.4	1,211.4	19.1%	(0.3)%	19.4%
Other recurring (b)	74.9	85.9	(12.8)%	(0.7)%	(12.1)%
Total recurring revenue	1,517.3	1,297.3	17.0%	(0.3)%	17.3%
Professional services and other (c)	242.7	216.4	12.2%	(0.3)%	12.5%
Total revenue	$1,760.0	$1,513.7	16.3%	(0.4)%	16.7%
a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Float attributable to Other recurring was $1.3 million and $2.1 million for the years ended December 31, 2024 and 2023, respectively.
c)
For the year ended December 31, 2024, Professional services and other consisted of $233.8 million, $8.5 million, and $0.4 million associated with Dayforce, Other, and Powerpay, respectively. For the year ended December 31, 2023, Professional services and other consisted of $202.1 million, $13.8 million, and $0.5 million associated with Dayforce, Other, and Powerpay, respectively.

12 | Q4 2024 Earnings Release

Dayforce, Inc.

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in millions)
Cost of revenue - Cloud	$1.7	$3.5	$11.3	$15.4
Cost of revenue - Other	0.5	0.3	2.2	1.5
Professional services and other	2.5	3.7	14.2	17.2
Product development and management	7.6	6.8	32.6	32.5
Sales and marketing	9.1	4.5	36.3	23.5
General and administrative	16.8	—	60.0	47.0
Total	$38.2	$18.8	$156.6	$137.1

13 | Q4 2024 Earnings Release

Dayforce, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile Dayforce's reported results to its non-GAAP financial measures:

	Three Months Ended December 31, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$75.2	80.0%	$1.7	$—	$0.1	$73.4	80.4%

Operating profit	$28.5	6.1%	$38.2	$32.5	$4.1	$103.3	22.2%

Net income	$10.8	2.3%	$38.2	$32.5	$15.6	$97.1	20.9%
Interest expense, net	7.4		—	—	—	7.4
Income tax benefit (c)	(9.9)		—	—	(8.8)	(1.1)
Depreciation and amortization	58.3		—	32.5	—	25.8
EBITDA	$66.6		$38.2	$—	$24.4	$129.2	27.8%

Net income per share - diluted	$0.07		$0.24	$0.20	$0.10	$0.60

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items. The adjustment to operating profit consists of $4.1 million of restructuring expenses. The adjustments to net income also include $17.1 million of foreign exchange loss, $3.2 million of costs associated with the planned termination of its frozen U.S. pension plan, and a $8.8 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.

14 | Q4 2024 Earnings Release

	Three Months Ended December 31, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$73.7	77.0%	$3.5	$—	$—	$70.2	78.1%

Operating profit	$38.8	9.7%	$18.8	$27.8	$(6.5)	$78.9	19.7%

Net income	$45.6	11.4%	$18.8	$27.8	$(11.9)	$80.3	20.1%
Interest expense, net	8.9		—	—	—	8.9
Income tax benefit (c)	(10.1)		—	—	0.5	(10.6)
Depreciation and amortization	48.4		—	27.8	—	20.6
EBITDA	$92.8		$18.8	$—	$(12.4)	$99.2	24.8%

Net income per share - diluted	$0.29		$0.12	$0.17	$(0.07)	$0.50

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items. The adjustments to operating profit consist of a $7.5 million gain related to the impact of the fair value adjustment for the DataFuzion contingent consideration, a $0.3 million gain related to the abandonment of certain leased facilities, and $1.3 million of restructuring expenses. The adjustments to net income also include $5.9 million of foreign exchange gain and a $0.5 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.

15 | Q4 2024 Earnings Release

	Year Ended December 31, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$303.7	78.9%	$11.3	$—	$1.0	$291.4	79.8%

Operating profit	$104.1	5.9%	$156.6	$120.0	$29.8	$410.5	23.3%

Net income	$18.1	1.0%	$156.6	$120.0	$21.1	$315.8	17.9%
Interest expense, net	40.6		—	—	—	40.6
Income tax expense (c)	19.5		—	—	(35.8)	55.3
Depreciation and amortization	209.8		—	120.0	—	89.8
EBITDA	$288.0		$156.6	$—	$56.9	$501.5	28.5%

Net income per share - diluted	$0.11		$0.98	$0.75	$0.13	$1.97

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items. The adjustments to operating profit consist of $19.8 million of restructuring expenses, $9.0 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, and $1.0 million of fees associated with initiating the receivables securitization program. The adjustments to net income also include $14.2 million of foreign exchange loss, $12.9 million of costs associated with the planned termination of our frozen U.S. pension plan, and a $35.8 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.

16 | Q4 2024 Earnings Release

	Year Ended December 31, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$278.5	77.0%	$15.4	$—	$—	$263.1	78.3%

Operating profit	$133.1	8.8%	$137.1	$60.5	$9.1	$339.8	22.4%

Net income	$54.8	3.6%	$137.1	$60.5	$(13.7)	$238.7	15.8%
Interest expense, net	36.1		—	—	—	36.1
Income tax expense (c)	41.2		—	—	(22.2)	63.4
Depreciation and amortization	132.5		—	60.5	—	72.0
EBITDA	$264.6		$137.1	$—	$8.5	$410.2	27.1%

Net income per share - diluted	$0.35		$0.86	$0.38	$(0.09)	$1.51

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items. The adjustments to operating profit consist of $4.7 million of restructuring expenses, $4.3 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, and $0.1 million related to the abandonment of certain leased facilities. The adjustments to net income also include $0.6 million of foreign exchange gain and a $22.2 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.

17 | Q4 2024 Earnings Release

Dayforce, Inc.

Reconciliation of Free Cash Flow

(Unaudited)

The following table reconciles Dayforce's reported results to free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(In millions)
Net cash provided by operating activities	$81.0	$89.9	$281.1	$219.5
Capital expenditures	(26.8)	(26.1)	(109.6)	(114.4)
Free cash flow	$54.2	$63.8	$171.5	$105.1

Operating cash flow margin (a)	17.4%	22.5%	16.0%	14.5%
Free cash flow margin (b)	11.7%	16.0%	9.7%	6.9%

The following table reconciles Dayforce's free cash flow guidance:

	Year Ended December 31, 2025
	Low range	High range
	(In millions)
Net cash provided by operating activities	$334	$339
Capital expenditures	(105)	(105)
Free cash flow	$229	$234

Operating cash flow margin (a)	17.4%	17.5%
Free cash flow margin (b)	11.9%	12.1%

(a)
Operating cash flow margin is determined by calculating the percentage that operating cash flow is of total revenue.
(b)
Free cash flow margin is determined by calculating the percentage that free cash flow is of total revenue.

18 | Q4 2024 Earnings Release

Non-GAAP Financial Measures

Dayforce uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income
Adjusted EBITDA	Net income
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit
Adjusted operating profit margin	Operating profit margin
Adjusted net income	Net income
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net income per share
Free cash flow	Net cash provided by operating activities
Free cash flow margin	Operating cash flow margin
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Cloud annualized retention rate	No directly comparable GAAP measure
Dayforce revenue retention rate	No directly comparable GAAP measure
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Dayforce believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Dayforce's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin and Adjusted operating profit are components of certain performance based equity awards for its named executive officers. Additionally, Dayforce believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of Dayforce’s liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business. The exclusion of capital expenditures facilitates comparisons of Dayforce’s liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of Dayforce’s liquidity.

These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Dayforce's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in its industry. Dayforce's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Dayforce’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.dayforce.com.

Dayforce defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net income before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
•
Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.

19 | Q4 2024 Earnings Release

•
Adjusted operating profit is defined as operating profit, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
•
Adjusted net income is defined as net income, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.
•
Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.
•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments.
•
Free cash flow is defined as net cash provided by operating activities, as adjusted to exclude capital expenditures.
•
Free cash flow margin is determined by calculating the percentage that free cash flow is of total revenue.
•
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Cloud ARR is calculated by starting with recurring revenue at year end, excluding revenue from Ascender and eloomi, subtracting the once-a-year charges, annualizing the revenue for customers live for less than a full year to reflect the revenue that would have been realized if the customer had been live for a full year, and adding back the once-a-year charges. We have not reconciled Cloud ARR because there is no directly comparable GAAP financial measure.
•
Annual Dayforce revenue retention rate is calculated as a percentage, excluding Ascender and eloomi, where the numerator is the Dayforce ARR for the prior year, less the Dayforce ARR from lost Dayforce customers during that year; and the denominator is the Dayforce ARR for the prior year. We have not reconciled Annual Dayforce revenue retention rate because there is no directly comparable GAAP financial measure.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, we start with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, and Ascender, ADAM HCM, and eloomi revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender, ADAM HCM, and eloomi. We have not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Dayforce, Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@dayforce.com

Public Relations

1-647-417-2117

teri.murphy@dayforce.com

20 | Q4 2024 Earnings Release